Exhibit 10.4

AMMENDMENT TO THE LEASE AGREEMENT

SIGNED JANUARY 1, 2020

 BETWEEN LAVE SYSTEMS CORPORATION & JUSTIN GONZALES

Dated March 3, 2020

Pursuant to the terms and conditions of the Lease Agreement signed between Justin Gonzalez and Lave Systems Corporation signed January 1, 2020, Lave Systems Corporation agrees to amend the contract to allow Justin Gonzalez to transfer the lease to his designee, Boon Industries Inc. effective as of March 3, 2020.

By signing this Amendment, Boon Industries Inc. now become immediately responsible for complying with all terms and conditions including the financial obligation of the Lease Agreement dated January 1, 2020 between Lave Systems Corporation and Justin Gonzalez. Boon Industries Inc agrees to pay the lease payments due to Lave Systems Corporation incurred personally by Justin Gonzalez from January 1, 2020 through and including March 30th 2020 and for any and all lease payments due for the remaining term of the Lease Agreement.

Further, Boon Industries Inc. agrees to be responsible for any and all other financial obligations Justin Gonzalez may have personally incurred regarding the Lease Agreement prior to this Amendment.

AGREED & ACCEPTED

Lave Systems Corporation

/s/ David Hanson
David Hanson

Boon Industries Inc.	Date: 03/02/20

/s/ Justin Gonzalez

Justin Gonzalez

Date: ________________